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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JUNE 14, 2002


                            KENDLE INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


     OHIO                           000-23019                    31-1274091
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(State or other               (Commission File No.)            (IRS Employer
jurisdiction of                                                Identification
incorporation)                                                 No.)


               441 VINE STREET, SUITE 1200, CINCINNATI, OHIO 45202
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               (Address of principal executive offices) (Zip Code)


                                 (513) 381-5500
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              (Registrant's telephone number, including area code)







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ITEM 5.    OTHER EVENTS.

In January 1999, Kendle International Inc. (Kendle) acquired a minority interest in Digineer, Inc. (Digineer, formerly known as Component Software International, Inc.), a healthcare consulting and software development company, for approximately $1.6 million in cash and 19,995 shares of Kendle's common stock. This investment has been accounted for under the cost method. For the past several years, Digineer has provided healthcare consulting and software development services to a variety of customers, including Kendle, and has also invested in the development of marketable products, either proprietary or obtained through third parties.

In April 2000, Digineer raised $20 million in new capital to support its ongoing operational needs and continue its strategic initiatives. A variety of factors have negatively affected Digineer's recent performance, including an overall softness in demand for consulting and software development services, the ongoing capital needs of their marketable products development initiatives and losses and negative cash flows from operations. Digineer's ability to provide ongoing consulting and software development services and successfully establish marketable products has been highly dependent on its ability to generate sufficient revenues and operating cash flows to meet its obligations while also raising additional capital to fund its operations.

During the first quarter 2002, Digineer implemented a significant cost reduction program to improve cash flows and also pursued a variety of potentially viable alternatives to raise new capital. Despite these efforts, Digineer was unable to close on subsequent funding sufficient to meet its long-term operating needs. As a result, the Board of Directors of Digineer, Inc., with the consent of the majority of its shareholders, recently adopted a plan that will result in a winding down of Digineer's operations and eventual cessation of operations. Because of this action, Kendle has determined that its investment in Digineer has been permanently impaired. Accordingly, Kendle will record a $1.9 million non-cash charge in the 2nd quarter, 2002, to reflect the write-off of this investment. The non-cash charge will be reflected in "Other Income/Expense" below "Income from Operations", as the Digineer investment was not an integral part of Kendle's day-to-day operations. Kendle has no current or future obligations to Digineer and the cessation of Digineer's operations will have no impact on Kendle's operations. The write-off is a capital loss for income tax purposes and will be deductible only to the extent Kendle generates capital gains in the future to offset this loss.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits.

           None.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    KENDLE INTERNATIONAL INC.


Date: June 14, 2002                 By:  /s/ Timothy M. Mooney
                                         ---------------------------------------
                                         Name:  Timothy M. Mooney,
                                         Title: Executive Vice President -
                                                Chief Financial Officer















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